Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Local Corporation

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176542,333-172212, 333-171725, 333-148617, 333-147494, 333-145580, 333-141890 and 333-129539) and Form S-8 (No. 333-120638, 333-145633, 333-151414, 333-162396, 333-175935 and 333-185287) of Local Corporation of our report dated March 28, 2014, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 28, 2014